Exhibit 99.2

Bristol Myers Squibb Announces Accepted Amounts and Pricing Terms of its Tender Offers

PRINCETON, N.J.--(BUSINESS WIRE)-- Bristol-Myers Squibb Company (NYSE: BMY) (“Bristol Myers Squibb”), today announced the accepted amounts and pricing terms of the previously announced tender offers to purchase for cash its outstanding notes listed in the tables below.

The outstanding debt securities listed in (i) the first table below labeled “Pool 1” are referred to collectively as the “Pool 1 Notes” and (ii) the second table below labeled “Pool 2” are referred to collectively as the “Pool 2 Notes.” The Pool 1 Notes and the Pool 2 Notes are referred to collectively as the “Notes” and each series of Notes is referred to as a “series.” We refer to each offer to purchase a series of Notes for cash as an “Offer,” the offers to purchase the Pool 1 Notes collectively as the “Pool 1 Offers,” the offers to purchase the Pool 2 Notes collectively as the “Pool 2 Offers,” and all the offers to purchase Notes are referred to collectively as the “Offers.”

As previously announced, Bristol Myers Squibb (i) decreased the maximum aggregate purchase price of the Pool 1 Notes it will accept for purchase from the previously announced amount of $4,000,000,000 to an amount sufficient (the “Amended Pool 1 Maximum”) to accept for purchase all Pool 1 Notes that were validly tendered and not validly withdrawn prior to the Early Tender Deadline and (ii) increased the maximum aggregate purchase price of the Pool 2 Notes it will accept for purchase from the previously announced amount of $3,000,000,000 to an amount sufficient (the “Amended Pool 2 Maximum”) to accept for purchase all Pool 2 Notes with an acceptance priority level at 1 through 4 (as set forth in the second table below) that were validly tendered and not validly withdrawn prior to the Early Tender Deadline as well as up to $250,000,000 in principal amount of Bristol Myers Squibb’s 5.900% Notes due 2033 (the “2033 Notes”). The Amended Pool 1 Maximum and Amended Pool 2 Maximum have now been established as approximately $3.99 billion and $3.51 billion, respectively.

Exhibit 99.2
The tables below indicate, among other things, the aggregate principal amount of Notes tendered as of 5:00 p.m. (New York City time) on November 17, 2025, (the “Early Tender Deadline”) and accepted in each Offer, the Offer Yield (each as defined below), the proration factor, if any, and the total consideration for each $1,000 principal amount of each series of Notes validly tendered at or prior to the Early Tender Deadline and accepted for purchase (the “Total Consideration”), as calculated at 10:00 a.m. (New York City time) today, November 18, 2025 in accordance with the terms of the Offer to Purchase dated November 3, 2025 (as amended or supplemented from time to time, the “Offer to Purchase”).

Since all of the Pool 1 Notes, and all of the Pool 2 Notes with an acceptance priority level at 1 through 4 that were validly tendered and not validly withdrawn prior to the Early Tender Deadline have been accepted for purchase by Bristol Myers Squibb, no proration procedures will be required for the Pool 1 Notes and the Pool 2 Notes with an acceptance priority level at 1 through 4. Since the aggregate principal amount of 2033 Notes exceeds $250,000,000, Bristol Myers has accepted the 2033 Notes on a prorated basis in accordance with the terms and conditions of the Offer to Purchase. No Pool 2 Notes with an acceptance priority level at 6 through 9, as set forth in the second table below, have been accepted for purchase. Bristol Myers Squibb has accepted Notes for purchase according to the Acceptance Priority Procedures and the terms and conditions described in the Offer to Purchase. Holders of Notes (each, a “Holder” and collectively, “Holders”) validly tendered at or prior to the Early Tender Deadline that are accepted for purchase by Bristol Myers Squibb will receive the applicable Total Consideration, in cash. As described in the Offer to Purchase, Notes tendered and not accepted for purchase will be promptly returned to the tendering Holder’s account.

Exhibit 99.2
Pool 1

Offers to purchase for cash up to the Amended Pool 1 Maximum of the securities listed in the priority order below.

Acceptance Priority Level	Title of Security	CUSIP /ISIN Number(s)	Principal Amount Outstanding	Principal Amount Tendered and Not Withdrawn as of the Early Tender Deadline	Principal Amount Accepted	Approximate Proration Factor	Offer Yield(1)	Total Consideration(2)
1	4.950% Notes due 2026	110122ED6/ US110122ED68	$1,000,000,000	$360,004,000	$360,004,000	100%	4.026%	$1,002.16
2	3.200% Notes due 2026	110122CN6/ US110122CN68/ 110122CA4/ US110122CA48/ U11009BA1/ USU11009BA16	$1,749,998,000	$529,929,000	$529,929,000	100%	3.823%	$996.51
3	4.900% Notes due 2027	110122EE4/ US110122EE42	$1,000,000,000	$519,484,000	$519,484,000	100%	3.748%	$1,013.07
4	3.900% Notes due 2028	110122DE5/ US110122DE50/ 110122BQ0/ US110122BQ09/ U11009AQ7/ USU11009AQ76	$1,456,162,000	$560,147,000	$560,147,000	100%	3.756%	$1,002.75
5	4.900% Notes due 2029	110122EF1/ US110122EF17	$1,750,000,000	$1,023,313,000	$1,023,313,000	100%	3.770%	$1,033.46
6	3.400% Notes due 2029	110122CP1/ US110122CP17/ 110122CB2/ US110122CB21/ U11009BB9/ USU11009BB98	$2,399,977,000	$972,783,000	$972,783,000	100%	3.820%	$985.66
(1)
The “Offer Yield” is equal to the sum of (i) the applicable Reference Yield (as defined in the Offer to Purchase), which is based on the bid-side price of the applicable Reference U.S. Treasury Security (as specified in the Offer to Purchase), plus (ii) the applicable Fixed Spread (as specified in the Offer to Purchase).

(2)
Includes the Early Tender Premium (as defined in the Offer to Purchase). Payable per each $1,000 principal amount of each specified series of Notes validly tendered at or prior to the Early Tender Deadline and accepted for purchase.

Exhibit 99.2
Pool 2

Offers to purchase for cash up to the Amended Pool 2 Maximum of the securities listed in the priority order below.

Acceptance Priority Level	Title of Security	CUSIP / ISIN Number(s)	Principal Amount Outstanding	Principal Amount Tendered and Not Withdrawn as of the Early Tender Deadline	Principal Amount Accepted	Approximate Proration Factor	Offer Yield(1)	Total Consideration(2)
1	6.875% Debenture due 2097	110122AC2/ US110122AC22	$62,417,000	$6,178,000	$6,178,000	100%	6.125%	$1,120.71
2	6.400% Notes due 2063	110122EC8/ US110122EC85	$1,250,000,000	$879,216,000	$879,216,000	100%	5.575%	$1,129.13
3	6.250% Notes due 2053	110122EB0/ US110122EB03	$1,250,000,000	$811,465,000	$811,465,000	100%	5.425%	$1,117.14
4	5.650% Notes due 2064	110122EL8/ US110122EL84	$1,750,000,000	$1,309,768,000	$1,309,768,000	100%	5.575%	$1,011.67
5	5.900% Notes due 2033	110122DZ8/ US110122DZ89	$1,000,000,000	$493,578,000	$250,000,000	50.84%	4.333%	$1,102.12
6	5.750% Notes due 2031	110122DY1/ US110122DY15	$1,000,000,000	$412,855,000	$0	—	—	—
7	5.550% Notes due 2054	110122EK0/ US110122EK02	$2,750,000,000	$1,917,650,000	$0	—	—	—
8	5.200% Notes due 2034	110122EH7/ US110122EH72	$2,500,000,000	$1,468,075,000	$0	—	—	—
9	5.100% Notes due 2031	110122EG9/ US110122EG99	$1,250,000,000	$666,525,000	$0	—	—	—
(1)
The “Offer Yield” is equal to the sum of (i) the applicable Reference Yield (as defined in the Offer to Purchase), which is based on the bid-side price of the applicable Reference U.S. Treasury Security (as specified in the Offer to Purchase), plus (ii) the applicable Fixed Spread (as specified in the Offer to Purchase).

(2)
Includes the Early Tender Premium (as defined in the Offer to Purchase). Payable per each $1,000 principal amount of each specified series of Notes validly tendered at or prior to the Early Tender Deadline and accepted for purchase.

The withdrawal rights for the Offers expired at 5:00 p.m. (New York City time) on November 17, 2025. As previously announced, all conditions of the Offers were deemed satisfied or waived by Bristol Myers Squibb by the Early Tender Deadline and Bristol Myers Squibb has elected to exercise its Early Settlement Right (as defined in the Offer to Purchase). The Early Settlement Date (as defined in the Offer to Purchase) will occur on November 20, 2025. The Offers will each expire at 5:00 p.m. (New York City time) on December 3, 2025, unless extended or earlier terminated by Bristol Myers Squibb.  However, since the aggregate principal amount of Pool 1 Notes and Pool 2 Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline met or exceeded the Amended Pool 1 Maximum and Amended Pool 2 Maximum, respectively, Bristol Myers Squibb expects that there will be no Final Settlement Date (as defined in the Offer to Purchase) and no tenders of Notes after the Early Tender Deadline will be accepted for purchase by Bristol Myers Squibb.

Exhibit 99.2
The Total Consideration that will be paid on the Early Tender Deadline for each series of Notes accepted for purchase does not include a cash payment equal to accrued and unpaid interest on such Notes to, but not including, the Early Settlement Date. For the avoidance of doubt, interest will cease to accrue on the Early Settlement Date for all Notes accepted in the Offers. Under no circumstances will any interest be payable to Holders because of any delay on the part of Global Bondholder Services Corporation, as the tender agent and information agent, The Depository Trust Company or any other party in the transmission of funds to Holders. See the Offer to Purchase for additional information.

All Notes accepted in the Offers will be cancelled and retired and will no longer remain outstanding obligations of Bristol Myers Squibb.

Bristol Myers Squibb has retained Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC as lead dealer managers, BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as dealer managers and Academy Securities, Inc. as a co-dealer manager for the Offers. Questions regarding terms and conditions of the Offers should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect) or Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 357-1452 (collect) or Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect). Global Bondholder Services Corporation is acting as the tender agent and the information agent for the Offers (the “Tender and Information Agent”).

Exhibit 99.2
Offer and Distribution Restrictions

This announcement is for informational purposes only. This announcement is not an offer to sell or purchase, a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to any of Notes described herein. The Offers are being made solely pursuant to the Offer to Purchase. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Bristol Myers Squibb by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements regarding, among other things, the timing, terms, conditions and other aspects of the Offers. You can identify these forward-looking statements by the fact that they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of, among other things, the Offers, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed.

Forward-looking statements are based on current expectations and projections about Bristol Myers Squibb’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond its control and could cause its future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: general market conditions which might affect the Offers; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; and access to capital markets.

Exhibit 99.2
Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in its Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this press release are made only as of the date of this press release and except as otherwise required by applicable law, Bristol Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

About Bristol Myers Squibb: Transforming Patients’ Lives Through Science

At Bristol Myers Squibb, our mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. We are pursuing bold science to define what’s possible for the future of medicine and the patients we serve.

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